COLUMBIA FUNDS SERIES TRUST I

AMENDMENT NO. 7 TO THE

SECOND AMENDED AND RESTATED AGREEMENT AND DECLARATION OF TRUST

WHEREAS, Section 5 of Article III of the Second Amended and Restated Agreement and Declaration of Trust (the “Declaration of Trust”) of Columbia Funds Series Trust I (the “Trust”), dated August 10, 2005, as amended from time to time, a copy of which is on file in the Office of the Secretary of The Commonwealth of Massachusetts, authorizes the Trustees of the Trust to amend the Declaration of Trust to establish, change or abolish and rescind the designation of any Series or class of Shares without authorization by vote of the Shareholders of the Trust;

WHEREAS, Section 8 of Article VIII of the Declaration of Trust authorizes the Trustees of the Trust to amend the Declaration of Trust at any time by an instrument in writing signed by a majority of the then Trustees, provided notice of such amendment (other than certain ministerial or clerical amendments) is transmitted promptly to Shareholders of record at the close of business on the effective date of such amendment; and

NOW, THEREFORE, The undersigned, being at least a majority of the Trustees of the Trust, do hereby certify that we have authorized the reorganization of Columbia Disciplined Small Core Fund and Columbia Global Energy and Natural Resources Fund into other registered investment companies and have authorized the amendment to said Declaration of Trust as set forth below, effective October 9, 2020:

1. The Declaration of Trust is hereby amended by adding the following article at the end of the Declaration of Trust:

Article IX

Supplemental Governance Provisions

Notwithstanding any provision to the contrary in this Declaration of Trust or in the Bylaws,

(a)

Through December 31, 2021, unless this Declaration of Trust or applicable law requires a higher percentage vote, the affirmative vote of at least 66 2/3% of the Trustees then in office shall be required for appointment or removal of the chair or any co-chair of any committee of the Trustees;

(b)

Through December 1, 2022, unless this Declaration of Trust or applicable law requires a higher percentage vote, the affirmative vote of at least 66 2/3% of the Trustees then in office shall be required for:

(1)	Creation or elimination of any committee of the Trustees;

(2)	Adoption, rescission or any material modification of the charter of any committee of the Trustees; or

(3)	Appointment or removal of any member of any committee of the Trustees.

(c)

Provided that both Catherine James Paglia and Douglas A. Hacker are then Trustees, from January 1, 2021 through December 31, 2022, Catherine James Paglia and Douglas A. Hacker shall serve as the two co-chairs of the Trustees, provided that, (A) if at any time Hacker shall cease to serve as co-chair, his successor as co-chair shall be designated by vote of a majority of the Trustees then in office who were serving as trustees of Columbia Funds Variable Insurance Trust on August 1, 2020, and (B) if at any time Paglia shall cease to serve as co-chair, her successor as co-chair shall be designated by vote of a majority of the Trustees then in office who were serving as Trustees of Columbia Funds Series Trust on August 1, 2020; and

(d)

Unless this Declaration of Trust or applicable law requires a higher percentage, the provisions of this Article IX may be amended only by the affirmative vote of at least 66 2/3% of the Trustees then in office.

2. Section 1 of Article IV is hereby amended by replacing the text therein with the following:

The number of Trustees constituting the Board shall be as fixed from time to time by a written instrument signed, or by resolution approved at a duly constituted meeting, by at least 66 2/3% of the Trustees. Subject to any retirement policy adopted by the Trustees, each Trustee shall hold office until his or her successor is elected or the Trust terminates, except that (a) any Trustee may resign by delivering to the other Trustees or to any Trust officer a written resignation effective upon delivery or a later date specified therein; (b) any Trustee may be removed with or without cause at any time by a written instrument signed by at least 66 2/3% of the other Trustees, specifying the effective date of removal; and (c) if required by Section 16(c) of the 1940 Act, any Trustee may be removed at any meeting of the Shareholders by a vote of at least 66 2/3% of the outstanding Shares. Except to the extent expressly provided in a written agreement with the Trust, no Trustee resigning and no Trustee removed shall have any right to any compensation for any period following his or her resignation or removal, or any right to damages on account of such removal. Notwithstanding any provision to the contrary contained in this Declaration of Trust, this Section 1 may not be amended to reduce the percentage vote required to change the number of Trustees or to remove a Trustee without the approval of at least 66 2/3% of the Trustees.

3. Section 2 of Article V is hereby amended by replacing the third sentence thereof with the following:

A meeting of Shareholders may be held at any place (or virtually by telephonic or any electronic means) designated by the Trustees.

4. Section 6 of Article III is hereby amended by replacing the text preceding paragraph (a) with the following:

Without limiting the authority of the Trustees set forth in Section 5, inter alia, to establish and designate any further Series or classes or to modify the rights and preferences of any Series or class, the following Series shall be, and are hereby, established and designated:

Columbia Adaptive Retirement 2020 Fund

Columbia Adaptive Retirement 2025 Fund

Columbia Adaptive Retirement 2030 Fund

Columbia Adaptive Retirement 2035 Fund

Columbia Adaptive Retirement 2040 Fund

Columbia Adaptive Retirement 2045 Fund

Columbia Adaptive Retirement 2050 Fund

Columbia Adaptive Retirement 2055 Fund

Columbia Adaptive Retirement 2060 Fund

Columbia Adaptive Risk Allocation Fund

Columbia Balanced Fund

Columbia Bond Fund

Columbia Connecticut Intermediate Municipal Bond Fund

Columbia Contrarian Core Fund

Columbia Corporate Income Fund

Columbia Dividend Income Fund

Columbia Emerging Markets Fund

Columbia Global Technology Growth Fund

Columbia Greater China Fund

Columbia High Yield Municipal Fund

Columbia Intermediate Municipal Bond Fund

Columbia International Dividend Income Fund

Columbia Large Cap Growth Fund

Columbia Massachusetts Intermediate Municipal Bond Fund

Columbia Mid Cap Growth Fund

Columbia Multi-Asset Income Fund

Columbia Multi Strategy Alternatives Fund

Columbia New York Intermediate Municipal Bond Fund

Columbia Oregon Intermediate Municipal Bond Fund

Columbia Pacific/Asia Fund

Columbia Real Estate Equity Fund

Columbia Select Large Cap Growth Fund

Columbia Small Cap Growth Fund I

Columbia Small Cap Value Fund I

Columbia Solutions Aggressive Portfolio

Columbia Solutions Conservative Portfolio

Columbia Strategic California Municipal Income Fund

Columbia Strategic Income Fund

Columbia Strategic New York Municipal Income Fund

Columbia Tax-Exempt Fund

Columbia Total Return Bond Fund

Columbia U.S. Social Bond Fund

Columbia U.S. Treasury Index Fund

Columbia Ultra Short Term Bond Fund

Multi-Manager Alternative Strategies Fund

Multi-Manager Directional Alternative Strategies Fund

Multi-Manager Growth Strategies Fund

Multi-Manager International Equity Strategies Fund

Multi-Manager Small Cap Equity Strategies Fund

Multi-Manager Total Return Bond Strategies Fund

Multisector Bond SMA Completion Portfolio

Overseas SMA Completion Portfolio

Shares of each Series established in this Section 6 shall have the following rights and preferences relative to Shares of each other Series, and Shares of each class of a Multi-Class Series shall have such rights and preferences relative to other classes of the same Series as are set forth in the Declaration of Trust, together with such other rights and preferences relative to such other classes as are set forth in the Trust’s Rule 18f-3 Plan, registration statement as from time to time amended, and any applicable resolutions of the Trustees establishing and designating such class of Shares.

The rest of the Declaration of Trust remains unchanged.

The foregoing amendment is effective as of October 9, 2020.

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IN WITNESS WHEREOF, the undersigned has signed this Amendment No. 7 to the Declaration of Trust.

/s/ Janet L. Carrig	/s/ John J. Neuhauser
Janet L. Carrig	John J. Neuhauser

Date: October 8, 2020	Date: October 9, 2020

/s/ Douglas A. Hacker Douglas A. Hacker Date: October 2, 2020	/s/ Patrick J. Simpson Patrick J. Simpson Date: October 8, 2020
/s/ Nancy Lukitsh Nancy T. Lukitsh Date: October 5, 2020	William F. Truscott Date:
/s/ David M. Moffett David M. Moffett Date:October 4, 2020

Registered Agent:	Corporation Service Company
84 State Street
Boston, MA 02109